UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2026
PORCH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39142	84-2587663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 1st Avenue S., Suite 501
Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)
(855) 767-2400
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	PRCH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On June 10, 2026 (the “Effective Date”), Porticus Reinsurance Ltd. (“Porticus”), a Cayman Islands captive reinsurance company and subsidiary of Porch Group, Inc. (the “Company” or “Porch”), entered into a Securities Purchase Agreement (the “SPA”) with the Porch Reciprocal Exchange, a Texas unincorporated reciprocal inter-insurance exchange (the “Reciprocal”). The parties entered into the SPA following the receipt of required regulatory approvals from the Texas Department of Insurance and the Cayman Islands Monetary Authority.
On the Effective Date, the Reciprocal sold Porticus 2,092,050 shares (the “Shares”) of the Company’s common stock for an aggregate purchase price of $14,999,998.50. This reflects a price per share of $7.17, which was the Nasdaq closing price on March 31, 2026, the date the parties received the requisite corporate approvals for the transaction subject to the receipt of regulatory approvals. By converting a portion of the Reciprocal’s Porch common stock holdings into cash, this transaction increases the Reciprocal’s statutory surplus given that a large portion of the value of Porch shares is counted as non-admitted assets in statutory filings. The Reciprocal still holds approximately 16.2 million Porch shares, providing continued upside potential should the share price appreciate.
The SPA contains customary representations, warranties, and covenants of both the Reciprocal and Porticus. Although the Company manages and operates the Reciprocal, for purposes of this transaction the parties evaluated and authorized the transaction independently, with the Company and Porticus Board of Directors approving the transaction for Porticus, and the independent members of the Subscribers Advisory Committee approving the transaction for the Reciprocal. Porticus is not prohibited from repurchasing Porch shares under the terms of the Indenture governing the Company’s 6.75% Convertible Senior Notes due 2028.
The transaction was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(1) of the Securities Act. The Company intends to file in the near term a registration statement with the Securities and Exchange Commission to register the Shares held by Porticus. The Porch shares held by Porticus and the Reciprocal will remain treasury shares for GAAP accounting purposes and under Delaware law are not considered outstanding for quorum and are not entitled to vote.
The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the actual text of the SPA, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 3.02. Unregistered Sales of Equity Securities
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein in its entirety.
Item 7.01. Regulation FD Disclosure.
On June 11, 2026, the Company issued a press release announcing the purchase of the Shares, which is attached as Exhibit 99.1 hereto and incorporated by reference herein.
The information contained in, or incorporated into, this Item 7.01 of this Current Report (including Exhibit 99.1 hereto), is furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act regardless of any general incorporation language in such filings.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

2.1	Securities Purchase Agreement, dated June 10, 2026, between Porch Insurance Reciprocal Exchange and Porticus Reinsurance Ltd.

99.1	Press Release, June 11, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORCH GROUP, INC.

By:	/s/ Shawn Tabak
	Name:	Shawn Tabak
	Title:	Chief Financial Officer
Date: June 11, 2026